                                                                    EXHIBIT 12.2

                         ANACOMP, INC. AND SUBSIDIARIES
                  PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

                                                                                              NINE MONTHS ENDED
                                                                                YEAR ENDED         JUNE 30,
                                                                                 SEPT. 30,   --------------------
                                                                                   1997        1997       1998
                                                                                -----------  ---------  ---------
                                                                                  (DOLLARS IN THOUSANDS, EXCEPT
                                                                                             RATIOS)
Pro forma income (loss) before taxes, extraordinary items.....................     (22,644)    (14,171)   (39,848)
Pro forma fixed charges.......................................................      49,598      37,515     37,104
                                                                                -----------  ---------  ---------
    Pro Forma Earnings (loss).................................................      26,954      23,344     (2,744)

Pro forma interest expense and fee amortization...............................      41,789      31,558     31,220
Pro forma lease expense considered to be interest.............................       7,809       5,957      5,884
                                                                                -----------  ---------  ---------
    Pro Forma Fixed Charges...................................................      49,598      37,515     37,104

Pro forma ratio of earnings to fixed charges..................................         N/A         N/A        N/A

Amount of insufficiency.......................................................      22,644      14,171     39,848